Exhibit 10.2

JOINDER AND ASSUMPTION AGREEMENT

This JOINDER AND ASSUMPTION AGREEMENT (this “Joinder”) is made as of December 4, 2015, by and among:

SEQUENTIAL BRANDS GROUP, INC. (formerly known as Singer Madeline Holdings, Inc.), a Delaware corporation (the “New Borrower”);

SQBG, Inc. (formerly known as Sequential Brands Group, Inc.), a Delaware corporation (the “Former Borrower”); and

BANK OF AMERICA, N.A., Administrative Agent and Collateral Agent.

WITNESSETH:

A.          Reference is made to (a) the Second Amended and Restated First Lien Credit Agreement dated as of April 8, 2015, by, among others, (i) the Former Borrower, (ii) the Guarantors from time to time party thereto, (iii) the Lenders from time to time party thereto, and (iv) Bank of America, N.A., as administrative agent and collateral agent (in such capacities, the “Agent”) for its own benefit and the benefit of the other Credit Parties referred to therein (as amended by the First Amendment to the Second Amended and Restated First Lien Credit Agreement, dated as of the date hereof, and as further amended, restated, amended and restated, supplemented or otherwise modified in accordance with its terms and in effect from time to time, the “Credit Agreement”) and (b) the Amended and Restated Security Agreement dated as of August 15, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified in accordance with its terms and in effect from time to time, the “Security Agreement”) by and among the Loan Parties and the Agent. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement or the Security Agreement, as applicable.

B.          The Former Borrower has entered into an Agreement and Plan of Merger, dated as of June 22, 2015, by and among, Martha Stewart Living Omnimedia, Inc., a Delaware corporation, Madeline Merger Sub, Inc., a Delaware corporation, the Former Borrower, the New Borrower, and Singer Merger Sub, Inc., a Delaware corporation.

C.          Contemporaneously herewith, the Former Borrower has requested that the Agent and the Lenders agree to the discharge of the obligations, liabilities and rights of the Former Borrower as the “Borrower” under the Credit Agreement and the other Loan Documents and the assumptions of such obligations, liabilities and rights by the New Borrower, in each case as of the date hereof.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Assumption of Obligations and Joinder. The New Borrower hereby acknowledges that it has received and reviewed a copy of the Credit Agreement, the Security Agreement and the other Loan Documents to which the Former Borrower is a party thereto as of the date of this Joinder (the “Existing Loan Documents”), and effective as of the date of this Joinder, hereby:

(a)	joins in the execution of, and becomes a party to, the Credit Agreement, the Security Agreement and each of the Existing Loan Documents, as (i) in the case of the Credit Agreement and each of the Existing Loan Documents, as the Borrower thereunder and (ii) in the case of the Security Agreement, as a Grantor thereunder;

(b)	covenants and agrees to be bound by all covenants, agreements, liabilities and acknowledgments of the Former Borrower under the Credit Agreement, the Security Agreement and the Existing Loan Documents as of the date of this Joinder (other than covenants, agreements, liabilities and acknowledgments that relate solely to an earlier date), in each case, with the same force and effect as if the New Borrower was a signatory to the Credit Agreement, the Security Agreement and the Existing Loan Documents and was expressly named as a Borrower (or “Grantor” as applicable) therein;

(c)	makes all representations, warranties, and other statements of the Former Borrower under the Credit Agreement, the Security Agreement and the Existing Loan Documents, as of the date of this Joinder (other than representations, warranties and other statements that relate solely to an earlier date), in each case, with the same force and effect as if the New Borrower was a signatory to the Credit Agreement, the Security Agreement, and the Existing Loan Documents and was expressly named as a Borrower (or “Grantor” as applicable) therein;

(d)	ratifies and confirms that the New Borrower has assumed all of the Obligations of the Former Borrower as the Borrower under the Credit Agreement and each of the Existing Loan Documents, and agrees to pay, perform, observe and maintain in full force and effect, all of the Obligations of the Former Borrower thereunder. The New Borrower agrees to honor, perform and comply with, in all respects, all terms and provisions of all of the Existing Loan Documents, to the same extent as though the New Borrower was named as a Borrower therein in place of the Former Borrower. The New Borrower hereby ratifies and confirms that any and all Collateral previously pledged by the Former Borrower to the Collateral Agent shall continue to secure the Obligations to the Agent and the Lenders pursuant to the Credit Agreement and the Existing Loan Documents;

(e)	The New Borrower acknowledges that the Obligations are due and owing to the Agent and the Lenders under the Loan Documents, in accordance with their terms to the same extent and the same manner as if New Borrower was the original Borrower, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. The New Borrower hereby acknowledges and agrees that from and after the effectiveness of this Joinder, all references to the Borrower in the Credit Agreement and the other Loan Documents shall refer to the New Borrower; and

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(f)	covenants and agrees that, as collateral security for the payment and performance in full of all the Secured Obligations, the New Borrower hereby pledges and grants to the Agent for its benefit and for the benefit of the other Credit Parties, as collateral security for the payment and performance in full of all the Secured Obligations (as defined in the Security Agreement) when due, a lien on, and security interest in, and to, all of the right, title and interest of the New Borrower in, to and under the Collateral. The New Borrower hereby irrevocably authorizes the Agent at any time and from time to time to (i) authenticate and file in any relevant jurisdiction any financing statements and amendments thereto describing the Collateral as “all assets of the Grantor, wherever located, whether now owned or hereafter acquired” or words of similar effect and (ii) file, register or record all filings with the United States Patent and Trademark Office and the United States Copyright Office, required by Law or reasonably requested by the Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under, and in accordance with the priority set forth in, the Loan Documents.

2.	Ratification of Loan Documents. Except as specifically amended by this Joinder and the other documents executed and delivered in connection herewith, all of the terms and conditions of the Credit Agreement, the Security Agreement, and the Existing Loan Documents shall remain in full force and effect as in effect prior to the date hereof, without releasing any Loan Party thereunder or Collateral therefor.

3.	Release and Waiver of Claims. The parties hereto agree that the Former Borrower, as the Borrower under the Credit Agreement and the Existing Loan Documents, after the effective date of this Joinder is relieved of all of its duties and obligations solely in such capacity as the Borrower under the Credit Agreement and the Existing Loan Documents and any claims or liabilities thereunder arising after the effective date of this Joinder. The Former Borrower hereby irrevocably and unconditionally releases, waives and forever discharges (i) any and all liabilities, obligations, commitments, duties, promises or indebtedness of any kind of the Agent, the Lenders and the other Credit Parties to the Former Borrower, and (ii) any and all claims, suits, causes of action, of any kind whatsoever (if any) against the Agent, the Lenders, the other Credit Parties or any of their respective directors, officers, employees or agents with respect to the obligations to be performed on or prior to the effective date of this Joinder by the Agent, the Lenders and the other Credit Parties under the Loan Documents, in either case (i) or (ii), on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the effective date of this Joinder or which arises as a result of this Joinder.

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4.	Conditions Precedent to Effectiveness. This Joinder shall become effective on the earliest date on which each of the following conditions precedent has been satisfied:

(a)	This Joinder shall have been duly executed and delivered by the respective parties hereto.

(b)	All action on the part of the New Borrower and the Former Borrower reasonably necessary for the valid execution and delivery of, and the performance under, this Joinder and all other documentation, instruments, and agreements to be executed by each such Person in connection herewith on the date hereof, shall have been duly and effectively taken.

(c)	The New Borrower shall have delivered the following to the Agent, in form and substance reasonably satisfactory to the Agent:

(i)	a copy of the New Borrower’s Organization Documents and such other documents and certifications as the Agent may reasonably require to evidence that the New Borrower is duly incorporated, and that the New Borrower is validly existing, in good standing in the State of Delaware;

(ii)	a certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the New Borrower the Agent may reasonably require evidencing (A) the authority of the New Borrower to enter into this Joinder and the other Loan Documents to which the New Borrower is a party or is to become a party as of the date hereof and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Credit Agreement and the Existing Loan Documents to which the New Borrower is a party or is to become a party as of the date hereof; and

(iii)	an Information Certificate duly completed by the New Borrower, with respect to the New Borrower.

(d)	The Agent shall have received all documents and instruments for the New Borrower, including UCC financing statements, required by applicable law or reasonably requested by the Agent to create or perfect the Lien intended to be created under the Security Agreement and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Agent.

5.	Miscellaneous.

(a)	This Joinder may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Joinder by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Joinder.

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(b)	This Joinder constitute the entire contract among the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings between such parties, oral or written, relating to the subject matter hereof.

(c)	If any provision of this Joinder is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Joinder shall not be affected or impaired thereby and (ii) all of the parties hereto shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(d)	The New Borrower warrants and represents that the New Borrower is not relying on any representations or warranties of the Agent or its counsel in entering into this Joinder.

(e)	THIS JOINDER and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this JOINDER and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of NEW yORK.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the undersigned has caused this Joinder to be duly executed and delivered by its proper and duly authorized officer as of the date set forth below.

NEW BORROWER:

SEQUENTIAL BRANDS GROUP, INC., a Delaware corporation

By:	/s/ Gary Klein
Name: Gary Klein
Title: Chief Financial Officer

FORMER BORROWER:

SQBG, Inc.,
a Delaware corporation

By:	/s/ Gary Klein
Name: Gary Klein
Title: Chief Financial Officer

[Signature Page to Joinder and Assumption Agreement]

AGENT:

BANK OF AMERICA, N.A.

By:	/s/ Andrew Cerussi
Name: Andrew Cerussi
Title: Director

[Signature Page to Joinder and Assumption Agreement]